Exhibit 10.1
THE BOARD OF DIRECTORS

OF

SEEDO CORP.

The following is a true copy of the resolution duly adopted by the Board of Directors of this Corporation at a special meeting, notice to this meeting having been waived, held on this 5th day of February, 2019;

The Board of Directors which was present for this meeting & took active part therein was:

Zohar Levy
Jendayi Frazer
Micha Maman

WHEREAS there has been presented to and considered by this meeting a Motion to CHANGE the Fiscal Year End of the company for accounting purposes from September 30th, to December 31st, effective immediately.

NOW THEREFORE BE IT RESOLVED that the majority of Board having considered this matter, has opened the floor to all those who voice a preference in the issue, has decided unanimously and RESOLVED:

That the Fiscal Year End date for accounting purposes shall as of now be December 31st.

Said Motion is hereby passed and the corporate books, records and the Secretary shall file this Resolution in the corporate records

DATED: 5th February, 2019

/s/ Zohar Levy
Zohar Levy, Director, CEO